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                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]


                                December 10, 2001

Transition Auto Finance IV, Inc.
Transition Leasing Management, Inc.
8144 Walnut Hill Lane, Number 680
Dallas, Texas 75231

         Re: 9% Secured Redeemable Promissory Notes (the "Notes") in the Aggregate Principal Amount of $10,000,000

Gentlemen:

         We have acted as special tax counsel to Transition Auto Finance IV, Inc. (the "Corporation") in connection with the transactions described in that certain Amendment No. 2 to Form SB-2, Registration Statement under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 10, 2001 (the "Registration Statement"). The Corporation has requested the opinion set forth below regarding the disclosure set forth in the Registration Statement under "Material Federal Income Tax Considerations."

         The facts, as we understand them to be, are as set forth in the Registration Statement and the exhibits thereto. As to various questions of fact material to the opinion expressed below, we have relied upon the disclosures made by you in the Registration Statement without independent check or verification of the accuracy of such representations.

         We also have examined such other documents and records pertaining to the transactions described in the Registration Statement that have been furnished to us by you in connection with the opinion hereinafter set forth. In making our examinations, we have assumed the genuineness of all signatures and the authenticity and accuracy of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. Additionally, we have assumed that all transactions detailed in the Registration Statement will be completed in the manner described therein.

         On the basis of the foregoing, we are of the opinion that the disclosures contained in the section of the Registration Statement entitled "Material Federal Income Tax Considerations" are accurate in all material respects and address fairly the material federal income tax considerations discussed therein. This opinion is based on certain statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, all of which are subject to change, either prospectively or retroactively.


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Transition Auto Finance IV, Inc.
December 10, 2001
Page 2

         We consent to the use of our name in the section of the Registration Statement entitled "Legal Matters."


                                           THOMPSON & KNIGHT L.L.P.



                                           By:  /s/ Thornton Hardie III
                                              ------------------------------
                                                Thornton Hardie III, Partner